UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2009

PLANTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12696 (Commission File No.)	77-0207692 (I.R.S. Employer Identification Number)

345 Encinal Street, Santa Cruz, California  95060

(Address of Principal Executive Offices, including Zip Code)

(831) 426-5858

(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 –  REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On December 1, 2009, Plantronics, Inc. (“Plantronics”) entered into a First Amendment to Asset Purchase Agreement (the “Amendment”) by and among Altec Lansing, LLC (f/k/a Audio Technologies Acquisition, LLC), a Delaware limited liability company (“Altec”), Audio Technologies Acquisition B.V., a private limited liability company organized under the laws of the Netherlands (“Altec B.V.” and together with Altec, the "Purchasers"), Plantronics and Plantronics B.V., a private limited liability company organized under the laws of the Netherlands (“Plantronics BV”).  The Amendment amended that certain Asset Purchase Agreement, dated as of October 2, 2009 (the “Agreement” and collectively with the Amendment, the "Purchase Agreement") by and among the Purchasers, Plantronics and Plantronics B.V.   The Purchasers are affiliates of Prophet Equity, L.P., a Southlake, Texas based private equity firm.

The Amendment (i) extended the termination date of the Purchase Agreement to December 1, 2009, (ii) reduced the purchase price by $1,800,000 to account for the change in the estimated value of net assets being delivered at closing together with the negotiated after-tax value of Altec Lansing's income in November, (iii) addressed certain employee matters and (iv) made certain other changes as set forth in the Amendment.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which Plantronics intends to file with its Quarterly Report on 10-Q for the quarter ending December 26, 2009.  A summary of the material terms of the Agreement was filed with the Securities and Exchange Commission on Form 8-K on October 2, 2009, and Plantronics expects to file a copy of the Agreement with its Quarterly Report on 10-Q for the quarter ending December 26, 2009.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 1, 2009, Plantronics and certain of its affiliates completed the sale of Altec Lansing, its Audio Entertainment Group (“AEG”) segment, to the Purchasers.

Under the terms of the Purchase Agreement, Plantronics sold substantially all of the assets of AEG to the Purchasers for consideration of approximately $16.2 million in cash, net of liabilities assumed, and subject to certain adjustments following the closing.  Under the terms of the sale, Plantronics retains certain AEG assets and liabilities, including accounts receivable, accounts payable and certain other liabilities. Plantronics also retains assets and/or the use of certain assets with strategic value, including the right to use the Altec Lansing brand for specific music applications for two years.  As a result of the sale of AEG, Plantronics expects all future and historical AEG segment results to be reported as discontinued operations in its financial statements beginning in the third quarter of fiscal 2010.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which Plantronics intends to file with its Quarterly Report on 10-Q for the quarter ending December 26, 2009.  A copy of the press release, dated December 2, 2009, announcing the completion of the sale is attached hereto as Exhibit 99.1.

The unaudited condensed consolidated financial statements giving effect to the sale of AEG, and the related notes thereto, are attached hereto as Exhibit 99.2.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the closing of the sale of Altec Lansing, effective as of December 1, 2009, Vicki Marion, President - Audio Entertainment Group of Plantronics, terminated her employment with Plantronics in order to accept a position with the Purchasers.  Pursuant to the Change in Control Agreement between Ms. Marion and Plantronics, the material terms of which have been disclosed in a Form 8-K filed with the SEC on January 30, 2009 and in the proxy statement for Plantronics' 2009 annual meeting of stockholders, Ms. Marion is entitled to certain compensation and benefits upon her departure from Plantronics.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(b) Unaudited Pro Forma Condensed Consolidated Financial Statements of Plantronics, Inc.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements are attached hereto as Exhibit 99.2:

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2009

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six months ended September 30, 2008 and 2009

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Years ended March 31, 2007, 2008 and 2009

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

(d) Exhibits

Number	Description of Document
99.1	Text of Press Release issued by Plantronics, Inc. dated December 2, 2009 and titled “Plantronics Announces Completion of the Sale of Altec Lansing to Prophet Equity”
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Plantronics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2009
PLANTRONICS, INC.

	By:	/s/
	Name:	Barbara Scherer
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Index	Description of Document

99.1	Text of Press Release issued by Plantronics, Inc. dated December 2, 2009 and titled “Plantronics Announces Completion of the Sale of Altec Lansing to Prophet Equity”

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Plantronics, Inc.